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                         Janus Hotels and Resorts, Inc.

                                  News Release

                    For Immediate Release: November 4, 2003

      Janus Hotels and Resorts, Inc. Delisted from NASDAQ SmallCap Market

Boca Raton, Florida, November 4, 2003 - Janus Hotels and Resorts, Inc. ("Janus") (NASDAQ SM:JAGI) announced today that effective at the opening of business on November 7, 2003 the common stock of Janus will no longer be listed on The NASDAQ SmallCap Market. Janus was advised on October 29, 2003 by the NASDAQ that Janus has failed to regain compliance with the minimum $1.00 closing bid price per share requirement of the NASDAQ. Janus has determined not to appeal the delisting determination. Accordingly, the common stock of Janus is eligible for quotation on the OTC Bulletin Board effective with the open of business on November 7, 2003.

About Janus Hotels and Resorts, Inc.

Janus Hotels and Resorts, Inc. is engaged in the business of management and ownership of hospitality properties. The Company currently owns twelve hotels and manages 56 hotels totaling approximately 10,445 rooms under its management.

On July 29, 2003, Janus announced that it had signed a merger agreement under which Janus would be acquired by Janus Acquisition, Inc., a corporation formed by Louis S. Beck and Harry G. Yeaggy who control approximately 70.4% of the common stock of Janus and who serve as Chairman / Chief Executive Officer and Vice Chairman, respectively, of Janus. Under the terms of the merger agreement the unaffiliated stockholders of Janus would receive $0.65 per share of common stock of Janus. The Board of Directors of Janus have filed a preliminary proxy statement with the Securities and Exchange Commission in connection with a special meeting of Janus stockholders to consider and approve the merger agreement. The proxy statement is pending review and comment by the Commission.

Important Legal Information

         THE STOCKHOLDERS OF JANUS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT IN FULL WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and the exhibits listed therein which consist of a copy of the merger agreement and valuation reports delivered to the independent members of the Board of Directors by a financial advisory firm will also be available for free from the Securities and Exchange Commission at the Commission's website at www.sec.gov. When it becomes available, the proxy statement and other documents filed with the SEC by Janus may also be obtained for free by directing a request



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to Janus Hotels and Resorts, Inc., 2300 Corporate Blvd, N.W., Boca Raton,
Florida, 33431 Attention: Eric L. Glazer, Telephone: 561-997-2325, E-mail: eglazer@janushotels.com

In connection with that proxy statement, Janus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Janus in favor of the transaction. The directors and executive officers of Janus include the following: Louis S. Beck, Harry G. Yeaggy, C Scott Bartlett, Jr., Michael Nanosky, Lucille Hart-Brown, Richard Lerner, Arthur Lubell, Paul Tipps, Stephen Grossman and Howard Nusbaum. Security holders of Janus may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Cautionary Statement: When used in Janus' press releases and in oral statements made with the approval of an authorized executive officer of Janus, the words or phrases "expects", "plans", "outlook", "will likely result" or similar expressions (including confirmations by an authorized executive officer of Janus of any such expressions made by a third party with respect to Janus) are intended to identify forward-looking statements, each of which speak only as of the date made. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the transaction. The following factors, among others, could cause actual results to differ materially from those described herein: the costs related to the transaction; litigation challenging the transaction; and other economic, business, competitive or regulatory factors affecting Janus' businesses generally. More detailed information about those factors is set forth in filings made by Janus with the SEC or will be contained in the proxy statement when it becomes available. Janus has no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.